                                                                    EXHIBIT 28A

First Chicago Master Trust II
Excess Spread Analysis
For the month ended December 31, 2000


Card Trust                          FCMT2 95-M   FCMT2 95-O   FCMT2 95-P   FCMT2 96-Q   FCMT2 96-S
Deal Size                              $500 MM      $500 MM      $500 MM      $900 MM      $700 MM
Expected Maturity                     10/15/02     12/16/02     12/15/00     02/15/02     12/16/02
----------------------------------------------------------------------------------------------------

Excess Spread:
         Portfolio Yield                 23.15%       23.15%       23.15%       23.15%       23.15%
         Less:  Coupon                    6.97%        6.98%        6.89%        6.87%        6.89%
         Less:  Serv Fees                 1.50%        1.50%        1.50%        1.50%        1.50%
         Less:  Net Charge-Offs           6.91%        6.91%        6.91%        6.91%        6.91%
Excess Spread:
                         Dec-00           7.77%        7.76%        7.85%        7.87%        7.85%
                         Nov-00           7.54%        7.53%        7.62%        7.64%        7.62%
                         Oct-00           8.62%        8.62%        8.69%        8.72%        8.71%
----------------------------------------------------------------------------------------------------
3-Mo. Avg Excess Spread                   7.98%        7.97%        8.05%        8.08%        8.06%
----------------------------------------------------------------------------------------------------

Over 30 Day Delinquency                   4.66%        4.66%        4.66%        4.66%        4.66%
Monthly Payment Rate                     30.62%       30.62%       30.62%       30.62%       30.62%

----------------------------------------------------------------------------------------------------

Card Trust                          FCMT2 97-U   FCMT2 98-V   FCMT2 99-W   FCMT2 99-X   FCMT2 99-Y
Deal Size                              $400 MM       $1 BIL      $750 MM      $750 MM      $550 MM
Expected Maturity                     10/15/02     10/15/01      3/15/02      6/16/03      8/15/03
----------------------------------------------------------------------------------------------------

Excess Spread:
         Portfolio Yield                 23.15%       23.15%       23.15%       23.15%       23.15%
         Less:  Coupon                    6.87%        7.06%        6.93%        6.97%        6.97%
         Less:  Serv Fees                 1.50%        1.50%        1.50%        1.50%        1.50%
         Less:  Net Charge-Offs           6.91%        6.91%        6.91%        6.91%        6.91%
Excess Spread:
                         Dec-00           7.87%        7.68%        7.81%        7.77%        7.77%
                         Nov-00           7.64%        7.46%        7.58%        7.55%        7.54%
                         Oct-00           8.72%        8.54%        8.59%        8.64%        8.63%
----------------------------------------------------------------------------------------------------
3-Mo. Avg Excess Spread                   8.08%        7.89%        7.99%        7.99%        7.98%
----------------------------------------------------------------------------------------------------

Over 30 Day Delinquency                   4.66%        4.66%        4.66%        4.66%        4.66%
Monthly Payment Rate                     30.62%       30.62%       30.62%       30.62%       30.62%

Note: Chargeoffs are presented net of recoveries